Exhibit 32

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER OF PRICE

COMMUNICATIONS CORPORATION

Each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of Price Communications Corporation (the “Company”), hereby certifies, to the best of his or her knowledge and belief, that the Form 10-K of the Company for the year ended December 31, 2006 (the “Periodic Report”) accompanying this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)) and that the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company. The foregoing certification is provided solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act and is not intended to be used for any other purpose.

Price Communications Corporation
Registrant

Date: December 17, 2007	/s/ Robert Price
Robert Price
Principal Financial Officer
PCC Liquidation LLC, Trustee
of Price Communications Corporation

Date: December 17, 2007	/s/ Kim I. Pressman
Kim I. Pressman
Principal Financial Officer
PCC Liquidation LLC, Trustee
of Price Communications Corporation